ATLAS U.S. GOVERNMENT MONEY MARKET FUND, INC.

Power of Attorney

KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of PAUL HOPGOOD, PHILIP SINENENG and BERNARD BRICK his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements applicable to Atlas U.S. Government Money Market Fund, Inc. and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Eduard Inclán	Director	June 18, 2025
Eduardo Inclán

Affidavit No. 389

Sworn and subscribed before me by Eduardo Inclán Pietantoni, of legal age, married, executive, and resident of Dorado, Puerto Rico, whom I personally know.

In Guaynabo, Puerto Rico, this 18th day of June 2025

/s/ Eduardo L. Hernández-Freire

[NOTARY SEAL]